Exhibit 99.2
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                                 [Dreyer's Logo]

                    DREYER'S AND NESTLE COMPLETE TRANSACTION

            The new Dreyer's Grand Ice Cream Holdings, Inc. includes
                      Nestle's U.S. Frozen Dessert Business

 DREYER'S GRAND ICE CREAM HOLDINGS, INC. CLASS A CALLABLE PUTTABLE COMMON STOCK
      TO BEGIN TRADING ON NASDAQ NATIONAL MARKET UNDER TICKER SYMBOL DRYR
                               ON JUNE 27, 2003

(OAKLAND, Calif. - June 26, 2003) - Dreyer's Grand Ice Cream Holdings, Inc. (Dreyer's Holdings) (NNM: DRYR), announced today that the combination of Dreyer's Grand Ice Cream, Inc. (Dreyer's) and Nestle's U.S. frozen dessert business has been completed. Dreyer's acquired Nestle's U.S. frozen dessert business in exchange for approximately 55 million shares of Class B Common Stock of Dreyer's Holdings, a newly formed public company that now owns both Dreyer's and Nestle's U.S. frozen dessert businesses. Nestle now owns approximately 67% of Dreyer's Holdings' stock on a diluted basis.

"This transaction combines many of the favorite ice cream brands in America with the industry's pre-eminent distribution system," said T. Gary Rogers, Dreyer's chairman and CEO. "This year we celebrate Dreyer's 75th birthday by bringing even greater value to our shareholders and the best ice cream to our consumers."

Under the terms of the transaction, each share of Dreyer's common stock held by the public will be exchanged for one share of Class A Callable Puttable Common Stock of Dreyer's Holdings. The Dreyer's Holdings Class A Callable Puttable Common Stock will be traded under the symbol "DRYR" on Nasdaq National Market beginning on June 27, 2003. All holders of Common Stock of Dreyer's Holdings as of the close of business on June 27, 2003 will be entitled to receive a dividend of $0.06 per share, payable on July 8, 2003.

Subject to the terms and conditions of the amended and restated certificate of incorporation of Dreyer's Holdings, the holders of Class A Callable Puttable Common Stock will be permitted to sell some or all of their shares to Dreyer's Holdings for $83.00 per share during two periods in the future, the first beginning on December 1, 2005 and ending on January 13, 2006, and the second beginning on April 3, 2006 and ending on May 12, 2006. The Class A Callable Puttable Common Stock will also be subject to redemption by Dreyer's Holdings at the request of Nestle at $88.00 per share during a six-month period in 2007. Due to the combination, Dreyer's Common Stock is no longer quoted on Nasdaq as of the close of business on June 26, 2003.

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Dreyer's Holdings and its subsidiaries manufacture and distribute a full spectrum of ice cream and frozen dessert products. Brands of frozen dessert products currently manufactured and distributed by Dreyer's Holdings in the United States include Grand, Grand Light(R), Haagen-Dazs(R), Nestle(R) Drumstick(R), Nestle(R) Crunch(R), Butterfinger(R), Baby Ruth(R), Toll House(R), Carnation(R), Push-Up(R), Dole(R); Homemade; Fruit Bars; Starbucks(R); M&M/Mars and Healthy Choice(R). The Company's premium products are marketed under the Dreyer's brand name throughout the western states and Texas, and under the Edy's(R) name throughout the remainder of the United States. Internationally, the Dreyer's brand extends to select markets in the Far East and the Edy's brand to the Caribbean and South America. For more information on the Company, please visit www.dreyersinc.com.
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Edy's, the Dreyer's and Edy's logo design, Grand Light, and Homemade, are all trademarks or trade names of Dreyer's Grand Ice Cream, Inc. The Nestle and Haagen-Dazs trademarks are licensed to Dreyer's by Nestle. All other trademarks and trade names are owned by their respective companies and licensed to Dreyer's. (C) 2003 by Dreyer's Grand Ice Cream Holdings, Inc. All rights reserved.

Forward-Looking Statements

Certain statements contained in this press release are forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks and uncertainties at the time such statements are made which may cause the company's actual actions or results to differ materially from those contained in the forward-looking statements. Specific factors that might cause such a difference include, but are not limited to, the following: the company's ability to achieve efficiencies in its manufacturing and distribution operations without negatively affecting sales; the cost of energy used in manufacturing and distribution; the cost of dairy raw materials and other commodities used in the company's products; competitors' marketing and promotion responses; market conditions affecting the prices of the company's products; the company's ability to increase sales of its own branded products; and responsiveness of both the trade and consumers to the company's new products and marketing and promotional programs.

For further information contact:
Media Contact: Dori Sera Bailey at 510/601-4241
Investor Contact: C. Scott Webster at 510/450-4545